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                                                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," and "Experts" and to the use of our report dated March 20, 1998, in Amendment No. 3 on Form S-1 to the Registration Statement (Form SB-2 No. 333-42387) and related Prospectus of Central European Distribution Corporation for the registration of 2,500,000 shares of its common stock and 200,000 related warrants.


Warsaw, Poland                                /s/ Ernst & Young Audit Sp. z o.o.
July 16, 1998